                                                                    EXHIBIT 10.5


February 2, 2000



Sterling Bancshares, Inc.
Attention: George Martinez, Chairman & CEO
15000 Northwest Highway
Houston, Texas 77040-3299

Dear Mr. Martinez:

     This Letter Agreement ("Agreement") sets forth the terms and conditions governing that certain revolving line of credit by Norwest Bank Minnesota, National Association ("Norwest") to STERLING BANCSHARES, INC. ("Borrower") in the original principal amount of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) for the purpose set forth below (the "Line"). The following terms and conditions shall apply to the Line:

1. The Line. From time to time until February 2, 2001 (the "Termination Date") the Borrower may request advances under the Line in an aggregate principal amount not exceeding $20,000,000.00, at any one time outstanding. Each request for an advance under the Line must be received by Norwest no later than 3:30 p.m. CST on the day of funding. Within the limit of the Line, the Borrower may borrow, prepay and reborrow under the Line. Borrowings under the Line shall be evidenced by a promissory note (the "Note"), in form and substance satisfactory to Norwest, in the face amount of $20,000,000.00. The Note shall be executed and delivered by the Borrower to Norwest concurrently with this Agreement. The Line shall be unsecured.

2. Purpose. The proceeds of the advances under the Line shall be used to fund future commercial bank acquisitions and expenses related thereto.

3. Terms of Renewal: Notwithstanding the maturity of the Line, the Borrower may request that the Line be renewed at the Termination Date, and thereafter at regular annual intervals for a period not exceeding seven years from the date of execution of this Agreement; provided, however, (i) if the financial condition of either the Borrower, the Guarantor (as defined hereafter), or the Guarantor's wholly-owned subsidiary, Sterling Bank, a commercial banking institution located in Houston, Texas (the "Bank") deteriorates to a point that, in Norwest's reasonable judgment, impairs the Borrower's ability to repay the amount then outstanding under the Line, and \or (ii) the terms and conditions of such renewal are not acceptable to Norwest and its counsel, Norwest reserves its right not to renew all or any portion of the Line at any time, and Norwest expressly reserves the right not to renew in its sole discretion.

4. Interest Rate. The principal balance outstanding under the Note shall bear interest at an annual rate of interest equal to ONE HUNDRED NINETY-FIVE (195) basis points (1.95%) in excess of the Federal Funds Rate in effect from time to time. Each change in the interest shall become effective on the day the corresponding change in the Federal Funds Rate becomes effective. As used herein, the "Federal Funds Rate" shall mean the daily market rate quoted to the Norwest at approximately 12:00 Noon each business day by dealers in the Federal Funds market for the offering of dollars to Norwest for deposit, as such rate may increase or decrease from time to time. Interest on the Note shall be calculated on the basis of actual number of days elapsed in a 360-day year.

Sterling Bancshares, Inc.
February 2, 2000
Page 2

5. Interest Payments. Interest on the unpaid principal balance of the Note shall be payable quarterly, commencing May 2, 2000, and continuing on the second
(2nd) day of each August, November, February and May thereafter, for so long as the Line is outstanding.

6. Principal Payments. On the Termination Date, all outstanding principal of the Note shall be due and payable in full, unless the Line is renewed by Norwest in accordance with the section 3 of this Agreement.

7. Prepayment. The Borrower may at any time prepay the Note in whole or from time to time in part without premium or penalty. If at any time the principal outstanding under the Note exceeds $20,000,000.00, the Borrower must immediately prepay the Note in an amount sufficient to eliminate the excess.

8. Fees. The Borrower shall pay to Norwest in arrears on a calendar quarter basis, commencing with the closing of the Line, a fee (the "Unused Line Fee") calculated at an annual rate equal to one-eighth of one percent (0.125%) of the average daily unused portion of the Line. The Unused Line Fee shall be calculated on the basis of actual number of days elapsed in a year of 360 days. As used herein, the term "unused portion" shall mean the difference of $20,000,000.00 minus the average daily outstanding principal balance of the Note as of the date of determination. The Unused Line Fee shall be payable by the Borrower within 10 calendar days of the Borrower's receipt of the related fee statement from Norwest.

9. Guaranty. The Borrower shall cause to be executed and delivered to Norwest the unconditional corporate guaranty ("Corporate Guaranty") of Sterling Bancorporation, Inc., a Delaware corporation operating as a wholly-owned subsidiary of the Borrower (herein, "Sterling Delaware" and "Guarantor") whereby the Guarantor guarantees the principal amount of indebtedness, plus interest and enforcement expenses, under the Line. The Corporate Guaranty shall be unsecured.

10. Conditions Precedent. The Borrower shall deliver the following to Norwest, in form and content acceptable to Norwest, prior to the initial advance under the Line:

     A. A copy of the Borrower's and Guarantor's Articles of Incorporation, and all amendments thereto, certified as of the most recent date practicable by the Secretaries of State of the states of Texas and Delaware, respectively;

     B. A copy of the Borrower's and Guarantor's By-laws and all amendments thereto, certified as true and complete by an appropriate officer of each such entity;

     C. Certificates of Good Standing relative to the Borrower and Guarantor, and issued as of the most recent date practicable by the Secretaries of State of the states of Texas and Delaware, respectively;

     D. A photocopy of the resolutions of the Borrower's Board of Directors, authorizing the execution, delivery and performance of this Agreement, the Note and the other documents contemplated herein, certified by the corporate secretary of the Borrower;

Sterling Bancshares, Inc.
February 2, 2000
Page 3

     E. A photocopy of the resolutions of the Board of Directors of Sterling Delaware, authorizing the execution, delivery and performance of this Agreement and its Guaranty and any other documents contemplated herein, certified by the corporate secretary of Sterling Delaware;

     F. A Norwest Certificate of Authority, duly executed by the corporate secretary of the Borrower;

     G. A Norwest Certificate of Authority, duly executed by the corporate secretary of the Guarantor;

     H.   The Note, duly executed by the Borrower; and

     I.   The Corporate Guaranty, duly executed by the Guarantor.

11. Representations and Warranties. The Borrower hereby represents and warrants to Norwest as follows:

     A. The Borrower and the Bank are corporations duly organized, existing and in good standing under the laws of the State of Texas;

     B. Sterling Delaware is a corporation duly organized, existing and in good standing under the laws of the State of Delaware;

     C. The execution and delivery by the Borrower of this Agreement, the Note and the other documents referenced herein will not conflict with the terms of the Borrower's Articles of Incorporation or By-laws, or with any order, rule or regulation of any court or of any federal or state regulatory body or administrative agency or other governmental agency having jurisdiction over the Borrower or the Bank;

     D. The execution and delivery by Sterling Delaware of its Corporate Guaranty and the other documents referenced herein will not conflict with the terms of Sterling Delaware's Articles of Incorporation or By-laws, or with any order, rule or regulation of any court or of any federal or state regulatory body or administrative agency or other governmental agency having jurisdiction over Sterling Delaware;

     E. The execution and delivery by the Borrower of this Agreement, the Note and the other documents referenced herein have been duly authorized by the Borrower's Board of Directors, and will not result in any breach of, or constitute a default under, any outstanding indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which the Borrower is a party or by which it or its property is bound;

     F. The execution and delivery by Sterling Delaware of its Corporate Guaranty and the other documents referenced herein have been duly authorized by Sterling Delaware's Board of Directors, and will not result in any breach of, or constitute a default under, any

Sterling Bancshares, Inc.
February 2, 2000
Page 4

          outstanding indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Sterling Delaware is a party or by which it or its property is bound;

     G. There is no litigation or governmental proceeding pending or threatened in any way against the Borrower, the Bank or Sterling Delaware (collectively, the "Bank Group"), to the best of their knowledge, which could have a materially adverse effect on such entity;

     H. All authorizations of governmental agencies, bodies or authorities which are necessary to permit the transactions contemplated by this Agreement have been obtained and are in full force and effect, and no further approval, consent, order or authorization of or designation, registration, declaration or filing with any governmental authority is required in connection with the consummation of the transactions contemplated by this Agreement;

     I. As of the date of this Agreement, there are 1,000 shares of common voting stock in Sterling Delaware issued and outstanding, of which the Borrower owns 1,000 shares (100%);

     J. As of the date of this Agreement, there are 12,753,500 shares of common voting stock in the Sterling Bank issued and outstanding, of which the Sterling Delaware owns 12,753,500 shares (100%);

     K. All financial statements delivered to Norwest on behalf of the Bank Group, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of the Borrower, Sterling Delaware or the Bank from December 31, 1998 to the date hereof; and

     L. The Borrower's use of the proceeds of the advances under the Line will not result in a violation of Regulation U issued by the Board of Governors of the Federal Reserve System.

12. Covenants. Without Norwest's prior written consent, for so long as any indebtedness remains outstanding under the Note, the Borrower:

     A. Shall use the proceeds of advances under the Line exclusively for the purposes set forth in section 2 of this Agreement.

     B.   Will not, and cause Sterling Delaware not to:

               Create, incur, assume, or suffer to exist, or permit any subsidiary to create, incur, assume, or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest, assignment, deposit arrangement, or other preferential arrangement, charge, or encumbrance (including without limitation, any conditional sale, or

Sterling Bancshares, Inc.
February 2, 2000
Page 5

               other title retention agreement) of any nature, upon or with respect to any shares of common voting stock in Sterling Delaware and Sterling Bank, now owned or hereafter acquired.

     C.   Shall, and shall cause each member of the Bank Group to:

          (i) Keep accurate books of record and account, in which true and complete entries will be made in accordance with generally accepted accounting principles, consistently applied, and upon request by Norwest, will give the Norwest account officer or representative access during normal business hours to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents of such entity, to inspect any of their respective properties and to discuss their respective affairs, finances and accounts with any of their respective principal officers, all at such times during normal business hours and as often as Norwest may reasonably request;

          (ii) Refrain from purchasing any stock or other securities of, or make any loans or advances of credit to, or make any investments or acquire any controlling interest whatsoever in, any other corporation, bank or non-bank institution;

          (iii) Refrain from declaring or paying any dividends on any class of stock or make any payment on account of the purchase, redemption or other retirement of any share of stock or make any distribution in respect thereof, either directly or indirectly, specifically excluding payment of dividends to allow payment of the Borrower's indebtedness to Norwest, payment of shareholder dividends or repurchases pursuant to a share repurchase program that has been approved in writing by Norwest provided that no Event of Default has occurred under this Agreement;

          (iv) Refrain from issuing any debt or equity instruments of any type or class other than common stock, preferred stock convertible into common stock and debt expressly subordinated (on written terms acceptable to Norwest) to indebtedness owed to Norwest;

          (v) Refrain from incurring or creating any indebtedness or liability for borrowed money, except (a) indebtedness owed to Norwest, (b) indebtedness disclosed in writing to Norwest prior to the date of this Agreement, (c) indebtedness incurred in the ordinary course of business where such occurrence, assumption, creation of indebtedness or liability is specifically authorized by any federal or state regulatory agency having jurisdiction or control over the Borrower, Guarantor or the Bank, and (d) indebtedness owed by the Borrower or the Guarantor to any of its shareholder(s) if such indebtedness is subordinated to the Note on written terms acceptable to Norwest;

          (vi) Refrain from assuming, guaranteeing, endorsing or otherwise becoming directly or indirectly liable in connection with the obligations of any other person or

Sterling Bancshares, Inc.
February 2, 2000
Page 6

                 entity, except for the endorsement of instruments in the ordinary course of business;

          (vii) Maintain blanket bond coverage, property and casualty coverage, and errors and omissions coverage from insurance agencies as customary for such businesses and provide prompt notice to Norwest of any action taken by insurance providers that will seriously alter, amend or terminate the above-referenced insurance coverage;

          (viii) Provide Norwest with prompt written notice of any executive management changes;

          (ix) Provide Norwest with prompt written notice of any negotiations to sell any its capital stock, together with copies of any proposed buy/sell agreements; provided, however, that this subparagraph shall not be deemed approval by Norwest of any such negotiation, and, provided further that this subparagraph shall not apply to information which under applicable law or regulation is prohibited from disclosure to Norwest; and

          (x) Enter into any transaction of merger or consolidation, or transfer, sell, assign, lease or otherwise dispose of (other than in the ordinary course of business) all or a substantial part of its properties or assets, or any of its notes or accounts receivable, or any stock or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing

     D.  Shall cause the Bank:

          (i) To maintain a Return on Equity ("ROE") of not less than fifteen percent (15.0%) as of the end of each fiscal quarter calculated on a four quarter moving average including the current quarter reported plus the three immediately preceding quarters. For purposes herein, "Return on Equity" shall be determined by dividing net income after taxes by total tangible equity on an annualized basis;

          (ii) To maintain the ratio of its Tier 1 Core Capital to total average assets (minus intangible assets and all goodwill) at a level equal to the greater of: (i) seven and one-quarter percent (7.25%) as of the end of each fiscal quarter, or (ii) the minimum ratio required by any regulatory agency having authority over the Bank. For purposes herein, "Tier 1 Core Capital" shall mean the core capital elements set forth by the Federal Reserve Board in 12 CFR Parts 208 and 225, which provides for the inclusion of trust preferred stock (to the extent that such trust preferred stock together with other cumulative preferred stock does not exceed 25% of Tier 1 Core Capital);

          (iii) Not to allow non-performing assets (those classified 90 days past due or non-accrued, OREO, restructured debt and any other non-performing assets, as

Sterling Bancshares, Inc.
February 2, 2000
Page 7

                reported in the Bank's quarterly Call Reports) to exceed ten percent (10%) of Primary Equity Capital, as of the end of each fiscal quarter. For purposes herein, "Primary Equity Capital" shall mean the sum of perpetual preferred stock, common stock, surplus, undivided profits, capital reserves less the net unrealized gains (and losses) on available-for-sale securities, and the allowance for loan and lease losses, as disclosed in the Bank's Call Reports (as defined in section 13 (B), below);

          (iv) Not to allow the difference of the aggregate book value of the Bank's securities portfolios, less the aggregate market value of those securities portfolios classified in the held-to-maturity category, when expressed as an unrealized securities loss, to exceed fifteen percent (15%) of the Bank's Equity Capital Accounts. For purposes herein, "Equity Capital Accounts" shall mean the sum of perpetual preferred stock, common stock, surplus and undivided profits, capital reserves less the net unrealized holding gains and (losses) on available-for-sale securities, as disclosed by the Bank in its Call Reports;

          (v) To maintain an allowance for loan and lease losses at a minimum of one hundred percent (100%) of the total amount of non-performing loans (those classified 90 days past due or non-accrued as) reported in the Bank's Call Reports;

          (vi) To permit a certified public accountant acceptable to the Bank to conduct an audit of the Borrower's annual financial statements. The statements must be audited with an unqualified opinion and must be accompanied by a certificate of such accountant stating, whether, in conducting their audit, they have become aware of any event of default under this Agreement, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this Agreement, and specifying the nature and duration of the default; and

          (vii) To permit a certified public accountant acceptable to the Bank to conduct an annual loan review of the Bank.

13. Reporting Requirements. For so long as any indebtedness remains outstanding under the Note, the Borrower shall furnish to Norwest, in form and content acceptable to Norwest:

     A. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the annual audited financial statement of the Borrower and the annual unaudited financial statement of the Bank, all such statements prepared on a basis consistent with the accounting practices reflected in the most recent financial reports delivered by the Borrower and Bank to Norwest prior to the date of this Agreement;

     B. As soon as available, and in any event within 45 days after the end of each fiscal quarter, the complete Consolidated Report of Condition and Reported Income (FFIEC 034) (the "Call Report") prepared by the Bank at the end of such fiscal quarter in compliance with the requirements of any federal or state regulatory agency which has authority to

Sterling Bancshares, Inc.
February 2, 2000
Page 8

          examine the Bank, all prepared in accordance with the requirements imposed by the applicable regulatory authorities and applied on a basis consistent with the accounting practices reflected in any previous Call Report and similar statements;

     C. As soon as available, and in any event no later than August 31 and February 28 of each year, the complete Parent Company Only Financial Statements for One Bank Holding Companies (FRY-9SP) required to be filed by the Borrower semi-annually with the Federal Reserve Bank (the "Fed") in the applicable Federal Reserve District;

     D. As soon as available, and in any event within 90 days after each fiscal year end of the Borrower, the Annual Report of Domestic Holding Companies (FRY-6) required by the Fed;

     E. As soon as available, and in any event within 60 days after the end of each fiscal quarter of the Borrower, the complete Consolidated Report for Bank Holding Companies (FR Y-9C) required to be filed by the Borrower with the Fed;

     F. As soon as available, and in any event within 60 days after the end of each fiscal quarter of the Borrower, the complete Parent Company Only Financial Statement for Bank Holding Companies (FR Y-9LP) required by the Fed;

     G. As soon as available, and in any event within 45 days after each fiscal quarter end of the Borrower, a Borrower's Compliance Certificate (attached hereto as Exhibit A) that has been signed by an officer of the Borrower which (i) certifies that the officer has no knowledge of any event of default under this Agreement or the documents described herein, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an Event of Default under this Agreement or the documents described herein; and
          (ii) demonstrates that the Bank remains in compliance with all financial covenants that must be complied with as of the date thereof;

     H. As soon as available, and in any event within 90 days after the end of each fiscal year of the Guarantor, the annual unaudited financial statement of the Guarantor, such statements prepared on a basis consistent with the accounting practices reflected in the most recent financial reports delivered by the Guarantor to Norwest prior to the date of this Agreement;

     I. As soon as available, and in any event within 60 days after the end of each fiscal quarter of the Guarantor, the complete Parent Company Only Financial Statement for Bank Holding Companies (FR Y-9LP) required by the Fed;

     J. As soon as available, and in any event within 90 days after each fiscal year end of the Guarantor, the Annual Report of Domestic Holding Companies (FRY-6) required by the Fed;

Sterling Bancshares, Inc.
February 2, 2000
Page 9

     K. Immediately upon knowledge thereof, notice in writing to Norwest upon the occurrence of any Event of Default (hereinafter defined);

     L. As soon as available, but without duplication of any other requirements set forth in this section 13, such other information respecting the financial condition and results of operation of any member of the Bank Group (i) as required by law to be furnished to any regulatory authority having jurisdiction over any member of the Bank Group (including without limitation 10Q and 10K reports), and (ii) as Norwest may from time to time reasonably request; provided, however, that the provisions of this subsection 13(L) shall not apply to any information or reports which are prohibited from disclosure pursuant to applicable law or regulation; and

     M. Such other information respecting the financial condition and results of operations of any member of the Bank Group as Norwest may from time to time reasonably request, except information which, under applicable law or regulation, is prohibited from disclosure.

14. Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

     A. Default in the payment of interest or principal on the Note when due, and continuance of such default for 10 calendar days;

     B. The failure of the Borrower to pay any fee when due in accordance with the provisions of this Agreement, and continuance of such failure for 10 calendar days;

     C. The Borrower shall breach any other agreement or covenant contained in this Agreement or in any other agreement between the Borrower and Norwest, and such breach is not cured within 30 calendar days of receipt of written notice from Norwest;

     D. The Guarantor shall breach any other agreement or covenant contained in this Agreement or in any other agreement between the Borrower and Norwest, and such breach is not cured within 30 calendar days of receipt of written notice from Norwest;

     E. Any event of default shall occur under the Guaranty and such default is not cured within any applicable cure period;

     F. Any representation or warranty made by the Borrower in this Agreement or in any statement or certificate furnished to Norwest by or on behalf of the Borrower is untrue or misleading in any material respect;

     G. The issuance or proposed issuance upon any member of the Bank Group of any informal or formal administrative action, temporary or permanent, issued by any federal or state regulatory agency having jurisdiction or control over any member of the Bank Group, against any member of the Bank Group, such action taking the form of, but not limited to:
          (i) any informal or formal directive citing conditions or activities deemed to be

Sterling Bancshares, Inc.
February 2, 2000
Page 10

          unsafe or unsound or breaches of fiduciary duty or law or regulation;
          (ii) a memorandum of understanding; (iii) a cease and desist order;
          (iv) the termination of insurance coverage of customer deposits by the Federal Deposit Insurance Corporation; (v) the suspension or removal of a bank officer or director, or the prohibition of participation by any others in the business affairs of any member of the Bank Group;
          (vi) capital maintenance agreement; or (vii) other regulatory action, agreement or understanding with respect to any member of the Bank Group;

     H. The Guarantor attempts to revoke its guaranty, or proceedings in bankruptcy or for the reorganization of the Guarantor, or for the readjustment of the Guarantor's debts under the United States Bankruptcy Code or under any other law (whether state or federal) for the relief of debtors shall be commenced by the Guarantor, or shall be commenced against the Guarantor, or the Guarantor makes an assignment for the benefit of creditors, or with or without the Guarantor's consent, a custodian, trustee or receiver is appointed for the Guarantor or any of the Guarantor's property or the Guarantor is dissolved, liquidated or winds up its business;

     I. Proceedings in bankruptcy or for the reorganization of any member of the Bank Group, or for the readjustment of any of its debts under the United States Bankruptcy Code or under any other law (whether state or federal) for the relief of debtors shall be commenced by any member of the Bank Group, or shall be commenced against any member of the Bank Group, or any member of the Bank Group makes an assignment for the benefit of creditors, or with or without consent, a custodian, trustee or receiver is appointed for any member of the Bank Group or any of such member's property or any member of the Bank Group is dissolved, liquidated or winds up its business; and,

     J. A Material Adverse Change occurs in the financial condition of any member of the Bank Group or such member's ability to repay said party's obligations to Norwest. As used herein, "Material Adverse Change" means a material adverse change in the (i) the business, property, condition (financial or otherwise), results of operations, or prospects of such entity; (ii) the ability of such entity to perform its obligations in favor of Norwest; or (iii) the enforceability of any of Norwest's rights or remedies under this Agreement and the documents referenced herein.

None of the foregoing provisions of this section shall be deemed to diminish or abrogate the rights of Norwest described in section 3 of this Agreement.

Upon the occurrence of one or more of the foregoing Events of Default, Norwest may, by notice in writing to the Borrower, declare all indebtedness under the Note to be due and payable, whereupon all such indebtedness shall immediately become due and payable. Upon the occurrence of any Event of Default under paragraph (G), (H) or (I) above, all indebtedness under the Note shall immediately become due and payable, without notice or demand. The remedies described herein are not intended to be exclusive and shall be read cumulatively with all other rights and remedies available to Norwest under this Agreement, by other contract, at law or in equity.

Sterling Bancshares, Inc.
February 2, 2000
Page 11

15. Documentation. All documentation and financial reporting to be delivered to Norwest in connection with this Agreement shall be in form and content acceptable to Norwest.

16. Collection Expenses. In the event the Borrower fails to pay Norwest any amounts due under this Agreement or the Note, the Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by Norwest.

17. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

18. Rights of Setoff. The Borrower, by signing below, agrees that if all or any part of the Line (or any extension or renewal thereof) is not paid when due, Norwest may, without notice to the Borrower or without further action, offset any and all unrestricted deposits (including unmatured time deposits) of the Borrower maintained at Norwest against the unpaid principal balance and accrued and unpaid interest due and owing on the Line (or any extension or renewal thereof).

19. Reliance. This Agreement is addressed to the Borrower only and is not to be relied upon in any manner by other persons or entities.

20. Applicable Law. This Agreement and the documents executed in connection herewith shall be governed by the substantive laws of the State of Minnesota.

This Agreement is subject to no Material Adverse Change having occurred in the financial condition of any member of the Bank Group and to no restrictive changes in governmental, regulatory or monetary policies having occurred.

If the terms and conditions set forth in this Agreement are acceptable to you, please sign in the space indicated below and return this Agreement, plus executed originals of the accompanying documents, to the undersigned on or before February 2, 2000.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                                    Very truly yours,

                                                    /s/ Michael W. Moses
                                                    Michael W. Moses
                                                    Executive Vice President



           THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

Sterling Bancshares, Inc.
February 2, 2000
Page 12


ACCEPTANCE:
-----------

The undersigned hereby accepts and agrees to be bound by the terms and conditions of this Agreement.

STERLING BANCSHARES, INC.

By: /s/ Jo Ann Mikula
   -------------------------------
Its: SVP - Finance
    ------------------------------

Dated:  February 2, 2000



ACKNOWLEDGMENT AND CONSENT:
--------------------------

The undersigned Guarantor hereby consents to the foregoing Agreement, and acknowledges that its Guaranty shall remain in full force and effect for so long as the Line is outstanding. Pursuant to said Guaranty, the undersigned absolutely and unconditionally guarantees, among other things, the payment of all indebtedness evidenced by the Note, and all extensions, modifications, renewals and replacements thereof.


STERLING BANCORPORATION, INC.

By: /s/ Jo Ann Mikula
   -------------------------------
Its: VP and Treasurer
    ------------------------------

Dated:  February 2, 2000